UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 6, 2010

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On April 9, 2010, ValueClick, Inc. ("ValueClick" or the "Company") announced its preliminary revenue and adjusted-EBITDA for the fiscal quarter ended March 31, 2010. The Company has not yet fully completed its quarter-end accounting procedures. As such, figures released today are preliminary. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Non-GAAP Financial Measures:

Net income from continuing operations before interest, income taxes, depreciation, amortization, and stock-based compensation ("Adjusted-EBITDA"), a non-GAAP financial measure, is included in the attached press release at Exhibit 99.1. Adjusted-EBITDA, as defined above, may not be similar to Adjusted-EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles ("GAAP"). Management believes that Adjusted-EBITDA provides useful information to investors about the Company's performance because it eliminates the effects of period-to-period changes in income from interest on the Company’s cash and marketable securities and the costs associated with income tax expense, capital investments, and stock-based compensation expense which are not directly attributable to the underlying performance of the Company's business operations.

Management uses Adjusted-EBITDA in evaluating the overall performance of the Company's business operations. Though management finds Adjusted-EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings calculated in accordance with GAAP. Therefore, management uses Adjusted-EBITDA in conjunction with GAAP earnings measures. The Company believes that Adjusted-EBIDTA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its evaluation of the Company's overall performance, and a baseline for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.

The non-GAAP measures included in the press release at Exhibit 99.1 should be considered in addition to, not as a substitute for, or superior to, other measures of the Company’s results of operations or financial position prepared in accordance with GAAP.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2010, Tom A. Vadnais informed ValueClick, Inc. ("ValueClick" or "the Company") of his intention to retire and resign from his roles as chief executive officer and director, effective April 9, 2010. On April 8, 2010, the Company’s board of directors elected James R. Zarley as ValueClick’s president and chief executive officer, effective April 8, 2010.

In connection with Mr. Vadnais' retirement, he entered into a consulting and release agreement with the Company. Under the consulting and release agreement, Mr. Vadnais will continue to provide consulting services to the Company for the remainder of 2010. Pursuant to the consulting and release agreement, Mr. Vadnais will receive the following consideration: (a) $450,000 (the equivalent of one year of Mr. Vadnais' current salary), and Mr. Vadnais will remain on the Company payroll through April 30, 2010; (b) reimbursement for out of pocket COBRA insurance premium costs actually paid by Mr. Vadnais through December 31, 2010 should he choose to continue his health benefits through COBRA; (c) acceleration of vesting for 63,750 shares of restricted stock previously granted to Mr. Vadnais; and (d) continued payments through July 31, 2010 for Mr. Vadnais' lease for his home located in Westlake Village, CA.

Mr. Zarley, 65, was an angel investor in ValueClick and served as the Company’s chairman and chief executive officer from 1999 to May 2007. Mr. Zarley assumed the full-time role of executive chairman in May 2007 to focus primarily on the Company’s European operations and corporate development program. Mr. Zarley currently serves as a director of Texas Roadhouse, Inc., a restaurant chain. Mr. Zarley is subject to an employment agreement previously filed with the SEC.

As part of this announcement, Mr. Zarley is stepping down effective April 8, 2010 from his current role as ValueClick’s executive chairman. The Company’s board of directors has appointed director Martin T. Hart, who the board has determined is independent, as the chairman of the board. Mr. Hart has been a director of ValueClick since March 1999. Mr. Hart has owned and developed a number of companies into successful businesses, and has served on the board of directors for many public and private corporations. Mr. Hart currently serves on the board of the following public companies: MassMutual Corporate Investors; MassMutual Participation Investors; and Texas Roadhouse, Inc.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 - ValueClick, Inc. press release, dated April 9, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

April 9, 2010	By:	/s/ John Pitstick

Name: John Pitstick
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	ValueClick, Inc. press release dated April 9, 2010.